Exhibit 10.1
TRANSITION & ADVISORY SERVICES AGREEMENT
THIS TRANSITION AND ADVISORY SERVICES AGREEMENT (the “Agreement”) is made and entered into as of November 2, 2022, by and among System1, Inc. (the “Company”) and Paul Filsinger (the “Advisor”).
RECITALS

A.
The Advisor currently serves as President of the Company pursuant to that certain Employment Agreement with System1 OpCo, LLC (f/k/a System1, LLC, an indirect wholly owned subsidiary of S1 Holdco, LLC), dated April 10, 2019 (the “Employment Agreement”).

B.
The Company and the Advisor mutually desire to transition the Advisor’s role with the Company from that of President of the Company to that of a strategic operations advisor to the Company and its Chief Executive Officer (the “CEO”), effective as of the close of business on November 30, 2022 (the “Transition Start Date”).

C.	The Advisor and the Company mutually desire that, effective as of the close of business on the Transition Start Date, the Employment Agreement will terminate, this Agreement will supersede and replace the Employment Agreement in its entirety, and the Advisor will become a strategic operations advisor to the Company’s CEO performing the consulting and advisory services mutually agreed between the Advisor and the Company’s CEO, on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Advisor hereby agree as follows:
1.    Resignation. Advisor hereby (a) resigns from his position as President of the Company and from all other offices held with the Company and/or its subsidiaries (if any), and (b) transition’s his role and responsibilities with all such entities, in each case, to that of a strategic operations advisor effective as of the close of business on the Transition Start Date. The Company and Advisor acknowledge and agree that the termination of Advisor’s employment as of the close of business on the Transition Date shall not constitute a termination of employment by the Advisor “without good reason” pursuant to Section 5(b) of the Employment Agreement.  As of the close of business on the Transition Date, the Employment Agreement shall terminate and shall be of no further force and effect, and neither the Company nor Advisor shall have any further obligations pursuant thereto.
2.    Services and Compensation. Subject to and conditioned upon Advisor’s execution and delivery to the Company of an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days following the Transition Start Date and non-revocation of such Release during any applicable revocation period, the parties shall enter into the consulting arrangement as set forth in this Agreement and as specifically described in this Section 2.
(a)    Services and Base Compensation.

(i)    During the Term (as defined below), Advisor shall provide such transition and strategic operation advisory services (collectively, the “Services”) in the Advisor’s areas of expertise and work experience as may be mutually agreed by Advisor and the Chief Executive Officer of the Company and/or the Board of Directors of the Company (the “Board”). Advisor may enter into other consulting relationships that do not conflict with the Advisor’s obligations hereunder, including, but not limited to, those set forth in Sections 7 through 9 of this Agreement.
(ii)    Compensation for Services. In consideration for the performance of the Services, (A) during the period commencing as of the Transition Start Date through January 31, 2023 the Company shall pay or provide to Advisor a monthly fee of $29,165 per month (the “Base Compensation”) commencing with the month of December 2022, payable in accordance with the Company’s ordinary payroll process and (B) subject to the Advisor continuing to provide the Services to the Company through the end of the Initial Term, the Company shall pay Advisor a lump sum fee equal to $320,835 (the “Lump Sum Compensation” and together with the Base Compensation, the “Advisory Fees”) in a single payment on or about February 15, 2023. Company shall issue to Advisor a W-2 and/or a Form 1099 (as applicable) with respect to the Advisory Fees paid to Advisor during any calendar year with respect to the Services provided hereunder.
(b)    Additional Payments and Benefits. In addition to the Base Compensation, subject to and conditioned upon the Advisor’s execution and delivery to the Company of an effective release of claims in the form attached

Exhibit 10.1
hereto as Exhibit A (the “Release”) within twenty-one (21) days following the Transition Start Date and non-revocation of such Release during any applicable revocation period:
(i)    Advisor shall remain eligible to the receive an annual bonus in respect of calendar year 2022 services to the Company prior to the Transition Start Date payable in an amount and manner consistent with the calendar year 2022 annual bonus to be received by (and payable to) the Company’s Chief Financial Officer (if any) in terms of total annual bonus payout with respect to Advisor’s target bonus for 2022 (the “Annual Bonus”). The Annual Bonus will be paid on the earlier of (A) the date on which 2022 annual bonuses are paid generally to the Company’s senior executives, but no later than April 15, 2022, or (B) within three (3) business days of the date on which this Agreement is terminated by the Company pursuant to Section 3(a)(ii) hereof.
(ii)    During the period commencing as of the end of the Initial Term (or such earlier termination date, if applicable) and ending on December 31, 2023 or, if earlier, the date on which Advisor becomes eligible for coverage under the group health plan of a subsequent employer (of which eligibility Advisor hereby agrees to give prompt notice to the Company) (in any case, the “COBRA Period”), subject to Advisor’s valid and timely election to continue healthcare coverage under Section 4980B of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, the Company shall continue to provide Advisor and Advisor’s eligible dependents with coverage under its group health plans, based on the Advisor’s elections in effect on the date hereof), provided, however, that (A) if any plan pursuant to which such benefits are provided ceases prior to the expiration of the period of continuation coverage to be exempt from the application of Section 409A (as defined below) under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover Advisor under its group health plans (including because taxes or penalties would be imposed on the Company in connection with such continuation coverage), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Advisor as currently taxable compensation in substantially equal monthly installments over the remaining portion of the continuation coverage period.
(iii)    During the Term (or the Initial Term, if applicable), Advisor’s outstanding Company restricted stock unit awards (the “RSU Awards”) shall continue to vest in accordance with their original vesting schedules, subject to Advisor continuing to provide the Services to the Company through the applicable vest dates set forth in any such RSU Awards until the end of the Term (or the Initial Term, if applicable), and any RSU Awards that remain outstanding and unvested as of the end of the Term (or the Initial Term, if applicable) shall terminate and be forfeited in accordance with their terms as of such termination date. The agreements evidencing Advisor’s RSU Awards shall be deemed amended to the extent necessary to give effect to this Section 2(b)(iii).
(iv) Outstanding F Unit grant awards of S1 Holdco, LLC (the “F Unit Awards”) shall (x) continue to vest in accordance with their original vesting schedules through the Initial Term and (y) accelerate and vest in full with respect to any remaining unvested F Units outstanding as of the end of the Initial Term, subject to the Advisor continuing to provide the Services to the Company through the end of the Initial Term (or such earlier termination date, if applicable) and Advisor’s compliance with the requirements set forth in Section 3(d) below. Upon the early termination of this Agreement and the related Services hereunder by Advisor during the Initial Term, the Advisor’s F Unit Awards, to the extent then-unvested as of the date termination, shall terminate as of such termination date. The agreements evidencing the Advisor’s F Unit Awards shall be deemed amended to the extent necessary to give effect to this Section 2(b)(iv).
(c)    Expenses. During the Term, the Company shall continue to reimburse Advisor for reasonable and documented out-of-pocket expenses incurred by Advisor directly in connection with providing the Services contemplated hereunder, in accordance with the Company’s substantiation and reimbursement policies applicable to non-employees, as in effect from time to time.
3.    Term and Obligations Upon Termination
(a)    Term. Advisor’s Services hereunder shall be for a term commencing on the close of business on the Transition Start Date and ending as of the close of business on April 30, 2023 (the “Initial Term”), which Initial Term may be extended, as may be mutually agreed by Advisor and the Company, for up to an additional six (6) months through October 31, 2023 (the “Extension Term” and, together with the Initial Term, the “Term”). Notwithstanding the foregoing, (i) Advisor may terminate the Term and the Advisor’s Services hereunder at any time, for any reason or no reason (and if terminated pursuant hereto during the Initial Term, shall forfeit Advisor’s right to the payments or benefits set forth in Section 2(a)(ii)(B) and 2(b)(iv)), and (ii) the Company may terminate the Term and the Advisor’s Services hereunder only for “Cause” (as defined in the Employment Agreement).
(b)    Obligations Upon Termination. Upon expiration or early termination of this Agreement and the Advisor’s Services hereunder:
(i)    The Company shall pay within thirty (30) days after the date of termination (or such earlier date as may be required by applicable law), all amounts owing to Advisor for Services completed and/or reimbursable expenses (under Section 2(c) above) incurred through the termination date; and

Exhibit 10.1
(ii)    Notwithstanding anything contained herein to the contrary, Section 4 (Confidentiality Agreement), Section 5 (Cooperation), Section 6 (Non-Disparagement) and Section 11 (Independent Contractor) hereof, as well as the Confidentiality Agreement, as defined in Section 4 below, other than Sections 4 and 5 of the Confidentiality Agreement (which are superseded by Sections 7 and 8 of this Agreement), shall survive termination of this Agreement and shall continue in effect pursuant to the terms of such sections.
(c)    Return of Property. Upon the termination of the Term and the Advisor’s Services hereunder for any reason, Advisor agrees to return to the Company all documents of the Company and its subsidiaries (and all copies thereof) and all other Company property that Advisor has in his possession, custody or control, except any and all home office equipment, including any computers (including laptop computers or desktop computers) and cellular phones/smartphones provided or purchased by the Company for use by Advisor in connection with his employment with the Company currently in Advisor’s possession as set forth on Schedule I attached hereto, and unless otherwise agreed with the Company with respect to certain other property. Subject to the foregoing exceptions, such property includes, without limitation: (i) any materials of any kind that Advisor knows contain or embody any proprietary or confidential information of the Company (and all reproductions thereof), (ii) credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.
(d) Additional Separation Pay. Subject to and conditioned upon the Advisor’s execution and delivery to the Company of an effective release of claims in substantially the form attached hereto as Exhibit B (the “Advisor Release”) within seven (7) days following the expiration of the Initial Term or the earlier termination of this Agreement and the Services of Advisor hereunder, Advisor shall be entitled to the accelerated of vesting of his F Unit Awards (as contemplated by Section 2(B)(iv).
(e)    Exclusivity of Benefits.    Except as expressly provided in this Agreement, the Company shall have no further obligations to Advisor upon termination of the Term and the Advisor’s Services hereunder.
4.    Confidentiality Agreement. The parties acknowledge and agree that they have entered into a Confidentiality and Development Agreement, dated March 1, 2017 (the “Confidentiality Agreement”), and the parties hereby acknowledge and agree that such agreement shall remain in full force and effect in accordance with its terms and that Advisor shall be bound by its terms and conditions, except with respect to Sections 4 and 5 thereof (which are superseded by Sections 7 and 8 of this Agreement).
5.    Cooperation. In addition to the Services (and without further compensation other than reimbursement for reasonable expenses incurred by Advisor in connection with this cooperation), Advisor agrees that, for three (3) years following the Term, Advisor will use commercially reasonable efforts to cooperate with the Company, to the extent reasonably requested by the Company, to consult, advise and provide relevant input with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters that were within the scope of the Advisor’s duties and responsibilities to the Company and its affiliates during employment with the Company.
6.    Non-Disparagement. Until November 30, 2025, Advisor agrees not to, directly or indirectly, disparage, or defame the interests of the Company, any subsidiary of the Company and/or any officers, directors, employees, shareholders and/or agents of the Company or any subsidiary of the Company, including the goodwill or reputation of any of the foregoing, in any manner intended or reasonably likely to be harmful to them or their business, business reputation or personal reputation. Until November 30, 2025, the Company shall ensure that its directors and executive officers do not disparage Advisor in any manner intended or reasonably likely to be harmful to Advisor’s business or personal reputation.
7.    Employee Non-Solicitation. Advisor acknowledges that he has gained valuable information about the identity, qualifications and on-going performance and experience of the employees of the Company (including its subsidiaries). During the period commencing on the Transition Start Date and ending on November 30, 2023, Advisor shall not, without the Company’s prior written consent (email to suffice), directly or indirectly (either for Advisor’s own benefit or the benefit of any third-party) (i) solicit, encourage, entice, induce or aid any current employee or service provider to leave the employment or other service of the Company or any of its subsidiaries (or attempt to do any of the foregoing) and to seek or accept employment with Advisor or any other person or entity (including attempting to do any of the foregoing), including disclosing any information about any such employee to another prospective employer or (ii) hire, engage, promote or sponsor (on behalf of Advisor or any other person or entity) any person or service provider who has left the employment or such other service of the Company within the six (6) month period following the termination of such person’s employment or service engagement with the Company or any of its subsidiaries, unless such termination or engagement is terminated by the Company.
8. Client Non-Solicitation. During the period commencing on the Transition Start Date through and ending at the conclusion of the Initial Term, Advisor shall not use any Confidential Information to, directly or indirectly through any person or entity under Advisor’s direct or indirect control, (i) solicit, encourage, entice, induce or aid others in soliciting, encouraging, enticing, inducing or aiding any Client or Partner (each as defined below) to enter into new or substantially similar business opportunities as those engaged in between the Company (including any of its subsidiaries) and such Client or Partner as of the Transition Start Date, (ii) interfere with or

Exhibit 10.1
otherwise divert any business relationship that exists between the Company and any of its Clients or Partners as of the Transition Start Date, or (iii) call upon any Client or Partner for the purpose of soliciting, selling, providing, rendering or delivering services or products of the kind which are the subject of (or substantially similar to) those offered by the Company. “Client” includes any third-party that utilizes the Company’s products or services, including, but not limited to, in connection with syndicated advertising feeds, monetization or agency related services. “Partner” includes any third party for which the Company relies upon for advertising, publishing, traffic referral or advertising feed services.
9. Non-Competition. During the period commencing on the Transition Start Date through and ending at the conclusion of the Initial Term, subject to the proviso set forth below, Advisor shall not, in any capacity, or in association with others, directly or indirectly, as advisor, agent, owner, partner, member, stockholder, beneficial owner or in any other capacity, directly or indirectly, engage in the business of performance media publishing and/or search arbitrage and similar forms of monetization through acquired or paid online search/user traffic via pay per click (or PPC) search feeds (a “Competitive Business”); provided that none of (i) the ownership of less than two percent (2%) of the outstanding equity interests in a publicly traded entity so long as Advisor does not have an active participation in the business of such entity, (ii) the ownership and/or operation of a Competitive Business during the Initial Term through an exclusive arrangement with the Company with a revenue share rate of 90% payable to Advisor’s Competitive Business on a Net15 payment terms basis, or (iii) Advisor’s current and passive 15.8% ownership interest in Lansera Ventures, LLC, including any future and passive ownership interest of Advisor in a successor entity of Lansera Ventures, LLC following any potential sale of Lansera Ventures, LLC, shall, in each case, be considered or deemed a violation of this Section 9.
10. Representations. Advisor represents and warrants that Advisor has no outstanding agreement, relationship or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Advisor from performing hereunder or complying with the provisions hereof, and further agrees that Advisor will not enter into any such conflicting agreement or relationship during the Term. Advisor agrees to comply with any insider trading policy, ethics policy and business conduct policy of the Company during the Term of this Agreement, but may adopt a Section 10b5-1 trading plan consistent with such obligations. Advisor agrees to not use information received by Advisor during the Term of this Agreement for personal gain or take advantage of any business opportunities that arise as a result of this Agreement that might be of interest to the Company.
11.    Independent Contractor. Advisor expressly acknowledges and agrees that, as of the start of Extension Term (if applicable), he is solely an independent contractor and shall not be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever. The Company shall not be obligated to (a) pay on the account of the Consultant, any unemployment tax or other taxes required under the law to be paid with respect to employees, (b) withhold any monies from the fees of Advisor for income or employment tax purposes or (c) provide Advisor with any benefits, including without limitation health, welfare, pension, retirement, or any kind of insurance benefits, including workers’ compensation insurance (except as expressly provided above with respect to COBRA continuation benefits). Notwithstanding the foregoing, any amounts payable to Advisor in respect of his service as an employee of the Company prior to the Transition Start Date (including those amounts provided in Sections 2(b)(i)-(iii)) shall be subject to withholding in accordance with applicable law. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement, and to pay any applicable income, self-employment and other taxes thereon. Advisor and the Company hereby acknowledge and agree that this Agreement does not impose any obligation on the Company to offer employment or reemployment to Advisor at any time, and any such decision shall be solely within the Company’s discretion.
12. Rollover Option. In the event the Company undergoes a go-private transaction and Advisor still retains at least thirty-five percent (35%) of his shares in the Company (inclusive of any then unvested F Unit Awards) as of the Transition Start Date, Advisor shall be entitled to “roll-over” such shares in the Company (inclusive of any then unvested F Unit Awards) in an amount and on material terms substantially similar to those of senior management of the Company.
13.    Assignment. This Agreement and the rights and duties hereunder are personal to Advisor and shall not be assigned, delegated, transferred, pledged or sold by Advisor without the prior written consent of the Company. Advisor hereby acknowledges and agrees that the Company may assign, delegate, transfer, pledge or sell this Agreement and the rights and duties hereunder (a) to an affiliate of the Company, or (b) to any third party (i) that acquires all or substantially all of the assets of the Company or (ii) that is the surviving or acquiring corporation in connection with a merger, consolidation or other acquisition involving the Company. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.
14.    Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Consultant: at the Advisor’s most recent address on the records of the Company.
If to the Company:
System1, Inc.

Exhibit 10.1
4235 Redwood Avenue
Los Angeles, CA 90066
Attn: Legal Department
with a copy to:
Latham & Watkins LLP
355 S. Grand Avenue
Los Angeles, CA 90071
Attn: Alex Voxman
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
15.    Section 409A.    To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”). Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with Advisor to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (a) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (b) comply with the requirements of Section 409A; provided, however, that this Section 13 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments.
16.    Governing Law. Any dispute, controversy, or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of California, without regard to conflict of law principles.
17.    Entire Agreement; Counterparts. Effective as of the close of business on the Transition Date, this Agreement, together with the Confidentiality Agreement (other than Sections 4 and 5 of the Confidentiality Agreement which are superseded by Sections 7 and 8 of this Agreement), the Release, and any applicable stock option and restricted stock unit agreements (other than any non-competition, non-solicitation, non-disparagement or other restrictive covenants in any applicable stock option or restricted stock unit agreement) constitutes the complete and final agreement of the parties and supersede any prior agreements between them, whether written or oral, with respect to the subject matter hereof. Without limiting the generality of the foregoing, Advisor hereby agrees that as of the close of business on the Transition Start Date, the Employment Agreement is hereby terminated and shall be of no further force or effect. The parties acknowledge and agree that Advisor shall not be bound by any non-competition, non-solicitation, non-disparagement or other restrictive covenants, except as provided for in this Agreement and the Confidentiality Agreement (other than Sections 4 and 5 of the Confidentiality Agreement which are superseded by Sections 7 and 8 of this Agreement). No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
18.    Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.
(Signature Page Follows)

Exhibit 10.1
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SYSTEM1, INC.

By:	/s/ Michael Blend
Michael Blend
Chief Executive Officer

ADVISOR

/s/ Paul Filsinger
Paul Filsinger

[Signature Page to Filsinger Transition & Advisory Services Agreement]

Exhibit A
GENERAL RELEASE
For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of System1, Inc., a Delaware corporation (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under that certain Transition & Advisory Services Agreement, dated as of October 31, 2022, between the Company and the undersigned (the “Transition Agreement”), (ii) to payments or benefits under any equity award agreement between the undersigned and the Company, (iii) with respect to Section 2(c) of the Transition Agreement, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses, arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation of other similar governing document of the Company, or (vi) to any Claims which cannot be waived by an employee under applicable law.
THE UNDERSIGNED ACKNOWLEDGES THAT THE EXECUTIVE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(A)    THE EXECUTIVE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(B)    THE EXECUTIVE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(C)    THE EXECUTIVE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the Advisor may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

Exhibit A
Nothing in this Release or any other agreement by and between the Company and Advisor shall prohibit or restrict Advisor from (i) voluntarily communicating with an attorney retained by Advisor; (ii) voluntarily communicating with any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, or a state or local commission on human rights, or any self-regulatory organization regarding possible violations of law, in each case, without advance notice to the Company, or otherwise initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by such government agency; (iii) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934; (iv) disclosing any confidential information to a court or other administrative or legislative body in response to a valid and enforceable subpoena, provided that Advisor first promptly notifies and provides the Company with the opportunity to seek, and join in its efforts at the sole expense of the Company, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy; (v) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Advisor has reason to believe is unlawful; or (vi) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which Advisor may be entitled.
The undersigned agrees that if the Advisor hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim, solely to the extent permitted by law.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
IN WITNESS WHEREOF, the undersigned has executed this Release this          day of November, 2022.

Paul Filsinger

Exhibit B
GENERAL RELEASE
For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of System1, Inc., a Delaware corporation (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof (the “General Release”). The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to that certain Transition & Advisory Services Agreement dated October 31, 2022 or termination thereof, and Advisor’s provision of services thereunder.

THE UNDERSIGNED ACKNOWLEDGES THAT SHE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

Nothing in this Release or any other agreement by and between the Company and Advisor shall prohibit or restrict Advisor from (i) voluntarily communicating with an attorney retained by Advisor; (ii) voluntarily communicating with any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, or a state or local commission on human rights, or any self-regulatory organization regarding possible violations of law, in each case without advance notice to the Company, or otherwise initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by such government agency; (iii) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934; (iv) disclosing any confidential information to a court or other administrative or legislative body in response to a valid and enforceable subpoena, provided that Advisor first promptly notifies and provides the Company with the opportunity to seek, and join in its efforts at the sole expense of the Company, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy; (v) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Advisor has reason to believe is unlawful; or (vi) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which Advisor may be entitled.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim, solely to the extent permitted by law.

Exhibit B

The undersigned further understands and agrees that neither the value provided nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ______, 2023.

Paul Filsinger

Schedule I
Retained Equipment

•MacBook Pro*, keyboard, mouse, dock
•Desktop Computer Monitor
•iPhone 14 & accessories
•Haworth office chair

*MacBook Pro shall be “wiped” or reset in accordance with the Company’s standard information technology policy or procedure for departing employees generally at a time mutually agreed between Company and Advisor.